Exhibit 10.1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

1251 Avenue of the Americas

New York, New York 10020-1104

August 6, 2007

AVON PRODUCTS, INC.

1345 Avenue of the Americas

New York, New York 10105

Re:	Amendment No. 1 to Loan Agreement (this “Amendment”)

Gentlemen:

Reference is made to that certain Loan Agreement, dated August 28, 2006 (as amended from time to time, the “Agreement”), between The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Bank”), and Avon Products, Inc. (the “Borrower”). Terms defined in the Agreement are used herein with the same meaning.

The Borrower has requested that the term of the uncommitted credit facility made available pursuant to the Agreement for general corporate purposes be extended for a period of one year, and the Bank hereby agrees to such extension, based upon the terms and conditions set forth herein.

Accordingly, the Agreement is hereby amended as follows:

1.	Amendment. In Section 1 of the Agreement, the reference to the date “August 28, 2007” is hereby deleted in its entirety and replaced with the following new date: “August 28, 2008”.

2.	Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent: (a) the Bank shall have received: (i) a counterpart signature page of this Amendment duly executed by the Borrower, and (ii) corporate resolutions of the Borrower authorizing the execution and delivery of this Amendment, (b) no Events of Default under Section 16 of the Agreement shall have occurred and be continuing either before or immediately after giving effect to this Amendment, and (c) all representations, warranties and covenants contained in this Agreement shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

3.

Reference to, and Effect on, Agreement. (a) The Agreement (except as specifically amended herein) shall remain in full force and effect and said Agreement is hereby ratified and confirmed in all respects by each of the parties hereto. (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under, nor constitute a waiver of any provision of, the Agreement. (c) To the extent that the consent of any party hereto, in any capacity, is required under the Agreement to any of the amendments set forth herein, such party hereby grants such consent.

4.	Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and both of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereof by telecopy or other electronic means shall be deemed to be an original. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401-1 of the general obligations law), but without regard to any other conflicts of law provisions thereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or are given any substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Naomi Saffra
Name:	Naomi Saffra
Title:	Authorized Signatory

Accepted and agreed to as

of the date first written above:

Avon Products, Inc.

By:	/s/ Richard J. Valone
Name:	Richard J. Valone
Title:	VP & Treasurer

2